UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2005

HNI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Iowa	0-2648	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 East Third Street, P.O. Box 1109, Muscatine, Iowa		52761-0071
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (563) 264-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

ITEM 1.01.           Entry into a Material Definitive Agreement.

On January 28, 2005, HNI Corporation (“HNI”), as borrower, certain domestic subsidiaries of HNI, as guarantors, certain lenders (the “Lenders”) and Wachovia Bank, National Association (“Wachovia”), as administrative agent for the Lenders (in such capacity, the “Administration Agent”), entered into a Credit Agreement (the “Credit Agreement”).

The Credit Agreement replaces a $136,000,000 revolving credit facility entered into on May 10, 2002, by and among HNI (then known as HON INDUSTRIES Inc.), various lending institutions, Deutsche Bank Trust Company Americas (“Deutsche Bank”), as administrative agent and letter of credit issuer, Deutsche Bank Securities Inc., as lead arranger and book running manager, The Northern Trust Company, as syndication agent and letter of credit issuer, and National City Bank of Michigan/Illinois, as documentation agent (the “Prior Facility”).

The Credit Agreement provides for a maximum borrowing of $150,000,000, subject to increase (to a maximum amount of $300,000,000) or reduction from time to time according to the terms of the Credit Agreement. Borrowings made pursuant to the Credit Agreement may be revolving loans, competitive bid loans or swingline loans (of which up to the equivalent of $20,000,000 may be borrowed in foreign currencies), the combined sum of which may not exceed the maximum borrowing amount.  Amounts borrowed under the Credit Agreement may be borrowed, repaid and reborrowed from time to time until January 28, 2010, unless extended pursuant to the terms of the Credit Agreement.

Revolving loans will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the alternate base rate, described in the Credit Agreement as the higher of the annual rate of Wachovia’s prime rate or the federal funds rate plus 0.50%, or (b) LIBOR (a publicly published rate) plus a percentage spread (ranging from 0.35% to 0.55%) based on HNI’s consolidated leverage ratio.  Borrowings made as competitive bid loans bear the competitive bid rate specified in the applicable competitive bid.  Swingline loans that are denominated in (i) dollars shall bear interest at the alternate base rate and (ii) foreign currencies shall bear interest at one or three month LIBOR plus the then applicable percentage margin for revolving LIBOR loans.  HNI has agreed to pay a facility fee, payable quarterly, at rates that range from 0.100% to 0.200% depending on HNI’s consolidated leverage ratio, and customary administrative agent fees and fees in respect of letters of credit.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on HNI’s subsidiaries with respect to indebtedness and limitations on HNI and its subsidiaries with respect to liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates.  The covenants permit HNI to use proceeds of the loans and letters of credit for refinancing the Existing Facility and certain other indebtedness and pay fees and expenses in connection therewith and to provide for the working capital and general corporate requirements of HNI, including acquisitions, payment of dividends and stock repurchases to the extent permitted under the Credit Agreement.  The Credit Agreement also contains financial covenants that require HNI to maintain, on a consolidated basis, a leverage ratio of less than or equal to 3.00 to 1.00 and an interest coverage ratio of greater than or equal to 4.00 to 1.00.

The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any representation or warranty made by HNI proving to be incorrect, false or misleading in any material respect, defaults under other indebtedness of HNI or its subsidiaries of at least $30,000,000, a change in control of HNI (as defined in the Credit Agreement), and certain insolvency or receivership events affecting HNI or its significant subsidiaries.  In the event of a default by HNI, the Administrative Agent may, or at the request and direction of the requisite number of Lenders shall, by written notice to HNI, declare all obligations under the Credit Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement, and enforce any and all rights of the Lenders or Administrative Agent under the Credit Agreement and related documents.  For certain events of default related to insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding obligations of HNI will become immediately due and payable.

Certain of the Lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for HNI and its subsidiaries, various commercial banking, investment banking,

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underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 1.02            Termination of a Material Definitive Agreement

Effective January 28, 2005, the Prior Facility, which provided for a maximum borrowing of $136,000,000, was terminated.  Revolving borrowings made pursuant to the Prior Facility bore interest at either (a) the base rate, described in the Prior Facility as the higher of the annual rate of Deutsche Bank’s prime rate or the federal funds rate plus 0.50%, or (b) LIBOR (a publicly published rate) plus a percentage spread (ranging from 0.75% to 0.95%) based on HNI’s consolidated leverage ratio.  Borrowings made as competitive bid loans bore the competitive bid rate specified in the applicable competitive bid; swingline loans bore the same interest rate as revolving base rate loans.  The Prior Facility contained customary affirmative and negative covenants for credit facilities of its type, including limitations on HNI’s subsidiaries with respect to indebtedness and limitations on HNI and its subsidiaries with respect to liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates.  The Prior Facility also contained financial covenants that required HNI to maintain, on a consolidated basis, a specified net worth, a leverage ratio of less than or equal to 2.50 to 1.00 and an interest coverage ratio of greater than or equal to 5.00 to 1.00, and provided for customary events of default.  HNI did not incur any material early termination penalties in connection with the termination of the Prior Facility.

Section 2 - Financial Information

ITEM 2.03.                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on From 8-K is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

ITEM 9.01.           Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

10.1

Credit Agreement dated as of January 28, 2005 among HNI Corporation, as Borrower, certain domestic subsidiaries of the Borrower from time to time party thereto, as Guarantors, the lenders parties thereto and Wachovia Bank, National Association, as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

	By:	/s/ Jerald K. Dittmer
Jerald K. Dittmer, Vice President and
Chief Financial Officer

Date: February 1, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement dated as of January 28, 2005 among HNI Corporation, as Borrower, certain domestic subsidiaries of the Borrower from time to time party thereto, as Guarantors, the lenders parties thereto and Wachovia Bank, National Association, as Administrative Agent.